UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Luxeyard, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	30-0473898
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8884 Venice Boulevard Los Angeles, CA	90034
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:	Form S-1, File No. 333-168066

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share
(Title of class)

Item 1.  Description of Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, of Luxeyard, Inc. (the “Company”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 to 3.4 to this registration statement and are incorporated herein by reference.

A description of the Company’s common stock is set forth under “Description of Capital Stock” in the Company’s registration statement on Form S-1 (File No. 333-168066), filed with the U.S. Securities and Exchange Commission on July 12, 2010 and declared effective on February 3, 2011 (the “Registration Statement”).

Item 2. Exhibits.

The following exhibits are filed with this registration statement:

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Amendment of Certificate of Incorporation, dated January 9, 2012 (2)
3.4	Certificate of Amendment of Certificate of Incorporation, dated May 2, 2012 (3)

(1) Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on July 12, 2010.

(2) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2012.

(3) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LUXEYARD, INC.

	By:	/s/ Amir Mireskandari
	Name:	Amir Mireskandari
Date: April 9, 2013	Title:	Chief Executive Officer and Director